Exhibit 99.1
Anthera Pharmaceuticals Announces Proposed Public Offering of Common Stock
HAYWARD, Calif., June 2, 2011 — Anthera Pharmaceuticals, Inc. (Nasdaq: ANTH), today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering to cover over-allotments, if any. Citi and Leerink Swann LLC are acting as joint book-running managers in the offering and Canaccord Genuity is acting as lead co-manager in the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
The Company intends to use the net proceeds from the offering for general corporate purposes.
The securities described above are being offered by the Company pursuant to a shelf registration statement previously filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) on March 11, 2011. A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement relating to these securities may be obtained from the prospectus department of Citi, 140 58th Street, 8th Floor, Brooklyn, New York 11220, Telephone: (800) 831-9146, or by email at batprospectusdept@citi.com. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
About Anthera Pharmaceuticals
Anthera Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing products to treat serious diseases associated with inflammation, including cardiovascular and autoimmune diseases. Anthera has three late stage clinical products: varespladib methyl (A-002), A-001 and blisibimod (A-623). Varespladib methyl (A-002) and A-001 are designed to inhibit a novel enzyme target known as secretory phospholipase A2 (sPLA2). Elevated levels of sPLA2 have been implicated in a variety of acute inflammatory conditions, including acute coronary syndrome and acute chest syndrome, as well as chronic diseases such as stable coronary artery disease. Blisibimod targets elevated levels of B-lymphocyte stimulator (BAFF) which have been associated with a variety of B-Cell mediated autoimmune diseases, including systemic lupus erythematosus (lupus) and rheumatoid arthritis.

Safe Harbor Statement
Any statements contained in this press release that refer to future events or other non-historical matters, including statements that are preceded by, followed by, or that include such words as “estimate,” “intend,” “anticipate,” “believe,” “plan,” “goal,” “expect,” “project,” or similar statements, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating toAnthera’s ability to successfully complete the proposed offering and the use of proceeds therefrom, as well as other risks that are described in further detail in the preliminary prospectus supplement relating to the offering and the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and from time to time in other publicly available information regarding the Company. These forward-looking statements are based on Anthera’s expectations as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially as set forth in the Company’s public filings with the SEC. Anthera disclaims any intent or obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.
CONTACT: Bianca Nery of Anthera Pharmaceuticals, Inc., bnery@anthera.com or 510.856.5586.

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